SINCLAIR BROADCAST GROUP, INC.


                                 FIRST AMENDMENT

                                       TO

                           INCENTIVE STOCK OPTION PLAN



         THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION PLAN ("Amendment") is hereby adopted on this 10th day of April, 1996 by the Board of Directors of Sinclair Broadcast Group, Inc., a Maryland corporation (the "Corporation").

         WHEREAS, the stockholders of the Corporation approved an Incentive Stock Option Plan (the "Plan") on May 11, 1995 providing for the issuance by the Incentive Stock Option Committee of the Board of Directors of options to purchase up to 400,000 shares of the Corporation's Class A Common Stock; and

         WHEREAS, the Plan provides that the Board of Directors may amend the Plan; and

         WHEREAS, by resolution date April 10th, 1996, the Incentive Stock Option Committee of the Board of Directors recommended approval of the Amendment; and

         WHEREAS, the Board of Directors, pursuant to the Unanimous Consent of Directors dated April 10th, 1996 have directed that this Amendment be adopted.

         NOW, THEREFORE, pursuant to the foregoing recitals, the Plan is hereby amended as follows:

         1. Section 2 of the Plan is amended by adding the following sentence to the end of that section:

         "If the Company enters into an Asset Purchase Agreement ("Agreement") with River City Broadcasting, L.P. ("River City") providing for the purchase by the Company of substantially all of the assets of River City, then, upon the first closing of the transactions contemplated in the Agreement, the authority to determine which non-insider eligible participants (meaning eligible participants who are not subject to the provisions of either Sections 16(a) or 16(b) of the Securities Exchange Act of 1934) may be granted options under the Plan will be vested in Barry Baker."


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         2.       Section 7 of the Plan is deleted in its  entirety and replaced with the following:

                  "7.  OTHER PROVISIONS.

                  (a) The options granted under this plan will vest and become exercisable on the third anniversary of the grant date ("Vesting Date").

                  (b) If the Optionee voluntarily terminates his employment with the Company prior to the Vesting Date, all options held by the Optionee will immediately terminate.

                  (c) If the Optionee is terminated from employment by the Company for "cause," as defined in such Optionee's then effective employment agreement, options held by the Optionee will immediately terminate.

                  (d) If the Optionee's employment with the Company is terminated by the Company without cause, or in the event the Optionee's employment with the Company is terminated due to disability or death, the vesting of the option will be accelerated as follows: (a) one-third (1/3) if such termination occurs after the first anniversary (and before the second anniversary) of the date of grant, and (b) two-thirds (2/3) if such termination occurs after the second anniversary (and before the third anniversary) of the date of grant, and the Optionee may, within three (3) months thereafter, exercise that portion of the option to the extent of such accelerated vesting; options not so exercised will terminate upon the expiration of said three (3) month period.

                  (e) If the Optionee dies while employed by the Company or within three (3) months after termination of his employment by the Company, then within six (6) months after the date of the Optionee's death, subject to the provisions of Subsections 7(a) and 7(d) above, the option may be exercised by his estate or by any person who has acquired the Optionee's right to exercise the option by bequest or inheritance to the extent the option was exercisable as of the date of his death. Upon the expiration of said six (6) month period, all unexercised options will terminate.

                  (f) Except as otherwise provided in Subsection 7(e) above, the option and all rights granted hereunder may not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and will not be subject to execution, attachment, or similar

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         process. Upon any attempt by the Optionee to transfer the option, or to assign, pledge, hypothecate, or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy or any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void. The option will be exercisable, during the lifetime of the Optionee, only by the Optionee."

         2. The language used in any future grant of options under the Plan shall be conformed to reflect the foregoing amendment.

         3. No other provisions of the Plan shall be affected hereby, and the remainder of the Plan shall remain in full force and effect.


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